EXHIBIT 1
                          FORM OF INVESTOR'S AGREEMENT


                  THIS INVESTOR'S AGREEMENT dated as of the 12th day of September, 2001 (the "Agreement") by and between NESTOR, INC., a Delaware corporation having an address of One Richmond Square, Providence, Rhode Island 02906 (the "Company") and NTS INVESTORS, LLC, a Delaware limited liability company having an address of 2049 Century Park East, 4th Floor, Los Angeles, California 90067 (the "Investor").


                              W I T N E S S E T H:


                  WHEREAS, the Investor, pursuant to the terms of the Secured Note Agreement dated January 9, 2001 (the "Note"), by and between the Investor and Nestor Traffic Systems, Inc., a Delaware corporation ("NTS"), agreed to invest up to $8,000,000 in NTS, subject to, among other things, the consummation of a merger of NTS and the Company (the "Merger");

                  WHEREAS, the Merger is being consummated on the date hereof;

                  WHEREAS, the Investor and the Company desire to set forth their agreement with respect to certain matters relating to the operations of the Company; and

                  WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Note.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

        1.       GRANT OF NONQUALIFIED STOCK OPTION

(a) CONFIRMATION OF GRANT. The Company hereby evidences and confirms its grant of a nonqualified stock option (the "Option") to purchase all or any part of an aggregate of One Million (1,000,000) shares (the "Shares") of the common stock of the Company, par value $.01 per share (the "Common Stock") to the Investor as of the date of this Agreement. The Option is a nonqualified stock option which is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

1.2 Number of Shares. This Option shall be for an aggregate of One Million (1,000,000) Shares.

1.3 Exercise Price. The exercise price shall be $1.28 per share (the "Exercise Price"). The total exercise price for all Shares subject to the Option is $1,280,000.

1.4 Term and Exercisability of the Option. The Option shall expire three (3) years from the date of this Agreement, and may be exercised prior to its expiration at such times and for such number of whole Shares as the Investor may determine, up to 100% of the Shares subject to the Option. Notwithstanding the foregoing, no exercise shall be effective to the extent it would require the delivery of fractional Shares.


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1.5     Exercise of Option. On or after the date hereof, but prior to the expiration of the Option in accordance with Paragraph 1.4 above, the Option may be exercised in whole or in part by the Investor upon delivery of the following to the Company:

(a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased;

(b) cash (or other consideration acceptable to the Company, in its sole discretion) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price of the Shares then being purchased;

(c) additional cash or, if acceptable to the Company, in its sole discretion, shares of Common Stock previously owned by the Investor (or, if acceptable to the Company, in a combination of both) in an amount or having a combined value equal to the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Investor in connection with the exercise of this Option (unless the Company and the Investor shall have made other arrangements for deductions or withholding, including by the withholding of Shares issuable upon exercise of this Option, provided such arrangements satisfy the requirements of applicable law); and

(d) a letter, if requested by the Company, in such form and substance as the Company may require, in its sole discretion, setting forth the investment intent of the Investor.

                  Notwithstanding the foregoing, the Investor shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect this Agreement or applicable law.

                  Upon satisfaction of the conditions and requirements of Paragraph 1.5 hereof, the Company shall deliver to Investor a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised (less any Shares withheld pursuant to clause (c) of this Paragraph 1.5).

1.6 Restriction On Transfer. This Option and all rights granted hereunder shall not be transferred by the Investor, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void. The restrictions described in this Section 1.6 shall not apply in the event of a distribution of Common Stock or securities convertible into or exchangeable for Common Stock to members of the Investor, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement.

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1.7     No Limitation on Rights of the Company.

(a) The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

(b) (i) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, reclassification, merger, consolidation (where the Company is a surviving corporation), combination or exchange of shares of Common Stock, separation, or reorganization, or in the event of an extraordinary dividend, "spin-off," liquidation, other substantial distribution of assets of the Company or acquisition of property or stock or other change in capital of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, or any similar change affecting the Company's capital structure, the aggregate number, class and kind of shares of stock under this Option and the exercise price per share applicable to this Option shall be appropriately adjusted by the Company in its discretion to preserve the benefits or potential benefits intended to be made available under the Option or otherwise necessary to reflect any such change.

(ii) Fractional shares of Common Stock resulting from any adjustment in the Option pursuant to Section 1.7(b)(i) shall be aggregated until, and eliminated at, the time of exercise of the Option. Notice of any adjustment shall be given by the Company to the Investor and such adjustment (whether or not such notice is given) shall be effective and binding.

(iii) In the event of (A) a stock sale, merger, consolidation, combination, reorganization or other transaction (other than through a public offering of Common Stock) resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the stockholders of the Company immediately prior to such transaction, or (B) the liquidation or dissolution of the Company in connection with the sale or other disposition of all or substantially all of the assets or business of the Company (other than in the case of Section 1.7(b)(i) above) (in each case a "Change in Control"):

(1) In its discretion, and on such terms and conditions as it deems appropriate, the Company may provide by resolution adopted prior to the occurrence of the Change in Control, that the Option shall be adjusted by substituting for Common Stock subject to the Option, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change in Control, whether or not such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to the Option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Investor if the Option had been exercised in full (or with respect to a portion of such Option, as determined by the Committee, in its discretion) prior to such transaction or expiration date and the Investor exchanged all of such shares in the transaction.


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(2)     In its discretion, and on such terms and conditions as it deems appropriate, the Company may provide by resolution adopted prior to the occurrence of the Change in Control, that the Option shall be converted into a right to receive cash on or following the closing date or expiration date of the transaction resulting in the Change in Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest fair market value of the Common Stock during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per share exercise price of the Option, multiplied by the number of shares of Common Stock subject to the Option, or a portion thereof.

(3) The Company may, in its discretion, provide that the Option cannot be exercised after such a Change in Control.

1.8 Rights as a Shareholder. The Investor shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

1.9 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "1933 Act") or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Investor make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

1.10 No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Investor to exercise the Option.


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1.11    Investment Representation. The Investor is acquiring the Option for its own account and not with a present intention to make any sale, disposition, distribution or other transfer of the Option or the Common Stock underlying the Option in a manner that will violate any applicable securities laws and understands that neither the Option nor the Common Stock underlying the Option has been registered under the 1933 Act or under the securities laws of any state. The granting of the Option was directly communicated to the Investor in such a manner that it had the opportunity to ask questions and receive answers concerning the Company that it has deemed necessary and advisable for purposes of determining whether or not to acquire the Option which it is being granted hereunder. The Investor is sophisticated in financial matters and is able to evaluate the risks and benefits of its investment in the Company and is able to bear the economic risk of its investment in the Company. The Investor acknowledges that it has evaluated the risks and merits of its investment in the Company solely with respect to its own interests.

        2.       INTERPRETATION OF THIS AGREEMENT

2.1 Governing Law. Except to the extent preempted by Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State (without giving effect to the principle of conflicts of laws).

2.2 Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

        3.       MISCELLANEOUS

3.1      Notices.

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(i)      if to the Company, to:

                  Nestor, Inc.
                  One Richmond Square
                  Providence, Rhode Island 02906
                  Attention: Mr. David Fox
                  Facsimile: (401) 331-7309



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                  With a copy to:
                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, New York 10022
                  Attn:  Joel M. Handel, Esq.
                  Facsimile: (212) 702-5941

or at such other address or facsimile number as it may have furnished in writing to the Investor;

(ii)     if to the Investor, to:
                  NTS Investors, LLC
                  2049 Century Park East
                  4th Floor
                  Los Angeles, California 90067
                  Attn.:  David A. Polak
                  Facsimile:  (___) __________

                     with a copy to:

                  Weinstein, Boldt, Halhide & Camel
                  1801 Century Park East
                  Suite 2200
                  Los Angeles, California 90067-2336
                  Attn:  David J. Camel, Esq.
                  Facsimile:  (310) 552-7938

or at such other address or facsimile number as may have been furnished to the Company in writing;

         (iii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile (with confirmation of transmission), on the date of such delivery; if mailed by courier, when received; and if mailed by registered or certified mail, when received.

         (iv) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor and the Company by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investor may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     3.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     3.3 Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties with respect to the subject matter herein. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto.

     3.4 Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

     3.5 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


COMPANY:                                         INVESTOR:

NESTOR, INC.                                     NTS INVESTORS, LLC


By:  _______________________                     By: ________________________
     Name:                                            David A. Polak
     Title:                                           Manager